SCHEDULE A

Transamerica Funds

Amended and Restated

Series of Shares of Beneficial Interests

(Dated May 22, 2024)

WHEREAS, the Trustees of Transamerica Funds (the “Trust”), acting pursuant to Section 4.9 of the Declaration, have established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”);

WHEREAS, the Trustees have heretofore terminated certain Series so established and designated and/or have changed the names of certain Series so established and designated;

NOW THEREFORE, the following are the Series of the Trust as of May 22, 2024, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Transamerica ClearTrack® 2015

Transamerica ClearTrack® 2020

Transamerica ClearTrack® 2025

Transamerica ClearTrack® 2030

Transamerica ClearTrack® 2035

Transamerica ClearTrack® 2040

Transamerica ClearTrack® 2045

Transamerica ClearTrack® 2050

Transamerica ClearTrack® 2055

Transamerica ClearTrack® 2060

Transamerica ClearTrack® Retirement Income

Transamerica Asset Allocation Intermediate Horizon

Transamerica Asset Allocation Long Horizon

Transamerica Asset Allocation Short Horizon

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Balanced II

Transamerica Bond

Transamerica Capital Growth

Transamerica Core Bond

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Opportunities

Transamerica Energy Infrastructure

Transamerica Floating Rate

Transamerica Government Money Market

Transamerica High Yield Bond

Transamerica High Yield ESG

Transamerica High Yield Muni

Transamerica Inflation Opportunities

Transamerica Intermediate Muni

Transamerica International Equity

Transamerica International Focus

Transamerica International Small Cap Value

Transamerica International Stock

Transamerica International Sustainable Equity

Transamerica Large Cap Value

Transamerica Large Core ESG

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Long Credit

Transamerica Mid Cap Growth

Transamerica Mid Cap Value Opportunities

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Short-Term Bond

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

Transamerica Sustainable Bond

Transamerica Sustainable Equity Income

Transamerica Sustainable Growth Equity

Transamerica UltraShort Bond

Transamerica Unconstrained Bond

Transamerica US Growth

1.  Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.  The number of authorized Shares of each Series is unlimited.

3.  Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be

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entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.  With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.  The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.  The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.  Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

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SCHEDULE B

Transamerica Funds

Amended and Restated

Designation of Classes of Shares

(Dated May 22, 2024)

WHEREAS, the Trustees of Transamerica Funds (the “Trust”), acting pursuant to Section 4.9 of the Declaration, have established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) and have established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series;

WHEREAS, the Trustees have heretofore terminated certain Classes so established and designated and/or have changed the names of certain Classes so established and designated;

NOW THEREFORE, the following are the Classes of each identified Series of the Trust as of May 22, 2024, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Transamerica ClearTrack® 2015	R1, R3, R6
Transamerica ClearTrack® 2020	R1, R3, R6
Transamerica ClearTrack® 2025	R1, R3, R6
Transamerica ClearTrack® 2030	R1, R3, R6
Transamerica ClearTrack® 2035	R1, R3, R6
Transamerica ClearTrack® 2040	R1, R3, R6
Transamerica ClearTrack® 2045	R1, R3, R6
Transamerica ClearTrack® 2050	R1, R3, R6
Transamerica ClearTrack® 2055	R1, R3, R6
Transamerica ClearTrack® 2060	R1, R3, R6
Transamerica ClearTrack® Retirement Income	R1, R3, R6
Transamerica Asset Allocation Intermediate Horizon	R, R4
Transamerica Asset Allocation Long Horizon	R, R4
Transamerica Asset Allocation Short Horizon	R, R4
Transamerica Asset Allocation – Conservative Portfolio	A, C, I, R, R3
Transamerica Asset Allocation – Growth Portfolio	A, C, I, R, R3
Transamerica Asset Allocation – Moderate Growth Portfolio	A, C, I, R, R3
Transamerica Asset Allocation – Moderate Portfolio	A, C, I, R, R3
Transamerica Balanced II	I3, R, R4
Transamerica Bond	A, C, I, I2, R, R6
Transamerica Capital Growth	A, C, I, I2, R, R6
Transamerica Core Bond	A, C, I, I2, I3, R, R4, R6
Series	Classes
Transamerica Emerging Markets Debt	A, C, I, I2, R6

Transamerica Emerging Markets Opportunities	A, C, I, I2, R, R3, R4, R6
Transamerica Energy Infrastructure	A, C, I, I2
Transamerica Floating Rate	A, C, I, I2
Transamerica Government Money Market	A, C, I, I2, I3, R, R2, R4
Transamerica High Yield Bond	A, C, I, I2, I3, R, R4, R6
Transamerica High Yield ESG	A, C, I, I2, R, R3, R4, R6
Transamerica High Yield Muni	A, C, I, I2
Transamerica Inflation Opportunities	A, C, I, I2, I3, R, R4, R6
Transamerica Intermediate Muni	A, C, I, I2
Transamerica International Equity	A, C, I, I2, I3, R, R4, R6
Transamerica International Focus	A, C, I, I2, R, R4, R6
Transamerica International Small Cap Value	I, I2, R6
Transamerica International Stock	A, I, I2 R6
Transamerica International Sustainable Equity	A, I, I2 R6
Transamerica Large Cap Value	A, C, I, I2 R6
Transamerica Large Core ESG	A, I3, R, R4, R6
Transamerica Large Growth	I3, R, R4, R6
Transamerica Large Value Opportunities	I3, R, R4
Transamerica Long Credit	A, C, I, I2 R6
Transamerica Mid Cap Growth	A, C, I, I2, I3, R, R4, R6
Transamerica Mid Cap Value Opportunities	A, C, I, I2, I3, R, R4, R6
Transamerica Multi-Asset Income	A, C, I, I2
Transamerica Multi-Managed Balanced	A, C, I, I2, R, R6
Transamerica Short-Term Bond	A, C, I, I2, I3, R, R4, R6
Transamerica Small Cap Growth	A, C, I, I2, I3, R, R4, R6
Transamerica Small Cap Value	A, C, I, I2, I3, R, R4, R6
Transamerica Small/Mid Cap Value	A, C, I, I2, R6
Transamerica Stock Index	R, R4
Transamerica Sustainable Bond	A, C, I, I2, R, R3, R4, R6
Transamerica Sustainable Equity Income	A, C, I, I2, R6
Transamerica Sustainable Growth Equity	A, I, I2, R6
Transamerica UltraShort Bond	A, C, I, R6
Transamerica Unconstrained Bond	A, C, I, I2
Transamerica US Growth	A, C, I, I2, T, R6

1.  Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.  The number of authorized Shares of each Class is unlimited.

3.  All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent

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pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4.  With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5.  The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6.  The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7.  Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

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